UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2024

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 650

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AUMN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 15, 2024, in connection with the previously disclosed asset purchase and sales agreements, dated April 29, 2024 (the “Sales Agreements”), between two of Golden Minerals Company’s (the “Company”) Mexico subsidiaries, Minera William S.A. de C.V. (“Minera William”) and Mineral Labri S.A. de C.V. (“Minera Labri”), and a privately held Mexican company (the “Buyer”), the Company announced that it has received payment in full of $2,500,000 cash, plus Value Added Tax (“VAT”), for the Velardeña Mine and associated facilities and title to such assets has been transferred to the Buyer. Further and in connection with the Sales Agreements, there has been a delay in the closing of the Mineral William agreement entered into to sell the oxide processing plant and the water wells, located in Durango State, Mexico. To date, the Company has received partial payments in the amount of $373,000 for these assets. The remaining $2,627,000 cash, plus VAT on the full sales price was due on July 1, 2024. The Company expects to negotiate an extension of the Buyer’s payment obligations under the Sales Agreements with the Buyer.

The foregoing description of the Sales Agreements does not purport to be complete and is qualified in its entirety by the full text of each of the Sales Agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2024

Golden Minerals Company

By:	/s/ Julie Z. Weedman
Name: Julie Z. Weedman
Title: Senior Vice President and Chief Financial Officer

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